AMENDMENT TO FUND PARTICIPATION AGREEMENT
                             (INSTITUTIONAL SHARES)


         This Amendment to the Fund Participation Agreement ("Agreement") dated May 1, 2003, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and Jefferson National Life Insurance Company, a Texas life insurance company (the "Company") is effective as of _________________________.

                                    AMENDMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

         2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



JEFFERSON NATIONAL LIFE
INSURANCE COMPANY


By:
     ------------------------------
Name:
Title:

JANUS ASPEN SERIES


By:
     ------------------------------
     Bonnie M. Howe
     Vice President

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

         Name of Separate Account                    Contracts Funded By Separate Account
         ------------------------                    ------------------------------------
Jefferson National Life Annuity Account C                   22-4025 (Individual)
                                                            32-4000 (Group)
Jefferson National Life Annuity Account E                   22-4047/32-4003 (Achievement)
                                                            22-4048/32-4002 (Educator)
Jefferson National Life Annuity Account F                   22-4061
Jefferson National Life Annuity Account G                   22-4056
Jefferson National Life Annuity Account H                   CVIC-2000 or -2001 (state specific)
Jefferson National Life Annuity Account I                   CVIC-2004 or -2005 (state specific)
Jefferson National Life Annuity Account J                   JNL-2100
Jefferson National Life Annuity Account K                   JNL-2200
Jefferson National Life Account L                           CVIC-1001 and -1003